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                                  EXHIBIT 11

                        IMPERIAL CREDIT INDUSTRIES, INC
          STATEMENT REGARDING COMPUTATION OF (LOSS) EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



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
                                                                                               Years Ended December 31,
                                                                                           ---------------------------------
                                                                                              1998        1997        1996
                                                                                           ----------   ---------   --------

  (Loss) income from continuing operations before extraordinary item....................     (59,125)    115,263      75,984
  Loss from discontinued operations of AMN net of income taxes..........................      (3,232)    (25,347)         --
  Loss on disposal of AMN, net of income taxes..........................................     (11,276)         --          --
                                                                                            --------    --------     -------
  (Loss) income before extraordinary item...............................................     (73,633)     89,916      75,984
  Extraordinary item--Loss on early extinguishment of debt, net of income taxes.........          --      (3,995)         --
                                                                                            --------    --------     -------
  Net (loss) income.....................................................................    $(73,633)   $ 85,921     $75,984
                                                                                            ========    ========     =======

 Weighted average common shares used to compute
   basic income per share...............................................................      38,228      38,611      36,063
 Assumed common shares issued on exercise of stock options..............................          --       2,244       2,912
                                                                                            --------    --------     -------
 Number of common shares used to compute diluted income per share.......................      38,228      40,855      38,975
                                                                                            ========    ========     =======

Basic (loss) income per share:
----------------------------------------------------------------------------------------
  (Loss) income from continuing operations before extraordinary item....................    $  (1.55)   $   2.99     $  2.11
  Loss from discontinued operations, net of income taxes................................       (0.08)      (0.66)         --
  Loss on disposal of AMN, net of income taxes..........................................       (0.30)         --          --
  Extraordinary item--Loss on early extinguishment of debt, net of income taxes.........          --       (0.10)         --
                                                                                            --------    --------     -------
  Net (loss) income per common share....................................................    $  (1.93)   $   2.23     $  2.11
                                                                                            ========    ========     =======
Diluted (loss) income per share:
----------------------------------------------------------------------------------------
  (Loss) income from continuing operations before extraordinary item....................    $  (1.55)   $   2.82     $  1.95
  Loss from discontinued operations, net of income taxes................................       (0.08)      (0.62)         --
  Loss on disposal of AMN, net of income taxes..........................................       (0.30)         --          --
  Extraordinary item--Loss on early extinguishment of debt, net of income taxes.........          --       (0.10)         --
                                                                                            --------    --------     -------
  Net (loss) income per common share....................................................    $  (1.93)   $   2.10     $  1.95
                                                                                            ========    ========     =======
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